                                                                     Exhibit 2.5

                                      ASSIGNMENT

     THIS ASSIGNMENT ("Assignment"), dated as of December 21, 1998, is by and among 2345 Harris Way Associates, a Delaware limited liability company ("Assignor"), TVCA, LLC, a Delaware limited liability company ("Assignee"), and TeleVideo, Inc., a Delaware corporation ("Seller").

     WHEREAS, Assignor has the contractual right to acquire certain real property in San Jose, California ("Property") from Seller under that certain Real Estate Purchase Agreement ("Purchase Agreement") dated December 21, 1998.

     WHEREAS, Assignee has agreed to purchase and Assignor has agreed to sell all of its right, title and interest in the Property and in the Purchase Agreement.

     WHEREAS, Assignee has agreed to assume, undertake and fulfill all of duties and obligations of the Purchaser under the Purchase Agreement for the benefit of Seller and to certify the representations and warranties made by Assignor to Seller.

     WHEREAS, The closing of the purchase and sale transaction between Seller and Assignor is to occur on or before December 31, 1998. Immediately prior to the closing of that transaction, the terms of this Assignment will take effect and the Property will be transferred to Assignee.

     NOW, THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby assign and transfer all of Assignor's right, title, interest, duties and obligations under the Purchase Agreement unto Assignee. Assignee does hereby assume, undertake and fulfill all of Assignor's obligations under the Purchase Agreement for the benefit of Seller and to certify the representations and warranties made by Assignor to Seller and hereby agrees to indemnify and hold Assignor harmless from all claims or causes of action arising under the Purchase Agreement.

     This Assignment shall become effective on the dated as contemplated above, shall be governed by the laws of the State of California, and shall be binding on the parties hereto and their successors and assigns.

                       [SIGNATURES COMMENCE ON FOLLOWING PAGE]

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     IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date and year first above written.

                              ASSIGNOR:

                              2345 HARRIS WAY ASSOCIATES, LLC,
                              a Delaware limited liability company

                              By: /s/ Brian Morrison
                                  --------------------------------
                                  Brian Morrison, Manager

                              ASSIGNEE:

                              TVCA, LLC, a Delaware limited liability company

                              By:  TVCA, Inc., a Delaware corporation
                                   its manager

                                   By: /s/ C. Frederick Wehba
                                      -----------------------------------
                                      C. Frederick Wehba II, President

                              SELLER:

                              TELEVIDEO, INC.,
                              a Delaware corporation

                              By: /s/ K. Philip Hwang
                                  -----------------------------------
                                  K. Philip Hwang, CEO

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                            FINOVA REALTY CAPITAL, INC.
                               a Delaware corporation
                                      (Lender)

                                       - and -

                                  TELEVIDEO, INC.
                               a Delaware corporation
                                      (Tenant)

                            -------------------------------

                            SUBORDINATION, NON-DISTURBANCE
                               AND ATTORNMENT AGREEMENT

                            -------------------------------

                         Dated: December __, 1998

                         Location: 2345 Harris Way
                                   San Jose, California

                         Section:
                         Block:
                         Lot:
                         County:


                         PREPARED BY AND UPON
                         RECORDATION RETURN TO:



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